Exhibit 10.4

FREESCALE SEMICONDUCTOR, INC.

EMPLOYEE STOCK PURCHASE PLAN OF 2004

1. Purpose. Freescale Semiconductor, Inc., a Delaware corporation (the “Company”), hereby adopts the Freescale Employee Stock Purchase Plan of 2004 (the “Plan”). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the Class A Common Stock (“Common Stock”) of the Company at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.

2. Shares Subject to Plan. An aggregate of 6 million shares of Common Stock (the “Shares”) may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

3. Administration. The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation § 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. Notwithstanding the above, the Committee may, in its discretion, deviate from the provisions of the Plan in administering the Plan in jurisdictions other than the United States. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

4. Eligibility. All regular employees of the Company, and of each qualified subsidiary of the Company which may be so designated by the Committee, other than, in the discretion of the Committee:

(a) employees whose customary employment is 20 hours or less per week; and

(b) employees whose customary employment is for not more than 5 months per year;

shall be eligible to participate in the Plan. For the purposes of this Plan, the term “employee” means any individual in an employee-employer relationship with the Company or a qualified subsidiary of the Company, but excluding (a) any independent contractor; (b) any consultant; (c) any individual performing services for the Company or a qualified subsidiary who has entered into an independent contractor or consultant agreement with the Company or a qualified subsidiary; (d) any individual performing services for the Company or a qualified subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a qualified subsidiary enters into for services; (e) any individual classified by the Company as contract labor (such as black badgers, brown badgers, contractors, contract employees, job shoppers), regardless of length of service; (f) any individual whose base wage or salary is not processed for payment by the Payroll Department(s) of the Company; (g) any “leased employee” as defined in Section 414(n) of the Internal Revenue Code; and (h) any individual whose terms and conditions of employment are governed by a collective bargaining agreement resulting from good faith collective bargaining where benefits of the type being offered under the Plan were the subject of such bargaining, unless such agreement specifies that such individuals are eligible for the Plan. The term “qualified subsidiary” means any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned (i) by the Company, (ii) by one or more subsidiaries, or (iii) by the Company and one or more subsidiaries.

For all purposes of the Plan, an individual shall be an “employee” of or be “employed” by the Company or a qualified subsidiary for any Offering Period only if such individual is treated by the Company or such qualified subsidiary for such Offering Period as its employee for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Company or qualified subsidiary, any governmental agency, or any court.

5. Participation. An eligible employee may elect to participate in the Plan as of any “Enrollment Date”. Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). New hires (including employees who joined the Company as a part of an acquisition) may participate in the Plan during the first Offering Period following their employment provided they are hired on or before the first day of the month preceding the month in which the Offering Period commences. Any election to participate shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the Plan Administrator prior to such Enrollment Date, authorizing payroll deductions in an amount not exceeding 10% of the employee’s gross pay for the payroll period to which the deduction applies or such other amount as may be determined by the Committee. A participating employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization form to the Plan Administrator; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions exceeding 10% of the employee’s gross pay or such other amount as may be determined by the Committee. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date. For purposes of this Plan, the term “gross pay” means the gross amount of pay an employee would receive at each regular pay period date before any deduction for required federal or state withholding and any other amounts which may be withheld.

6. Payroll Deduction Accounts. The Company shall establish a “Payroll Deduction Account” for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

7. Withdrawals. An employee may withdraw from an Offering Period by completing and forwarding a written notice to the Plan Administrator. A notice of withdrawal must be received by the first business day of the last month of an Offering Period in order for such withdrawal to be effective during the current Offering Period. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the next Enrollment Date. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded, without interest, as soon as practicable.

8. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first trading day on or after February 1 and August 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter to the last trading day of the respective six-month period or until terminated in accordance with paragraph 17 hereof. The first Offering Period hereunder shall commence on February 1, 2005. However, in the event that the Company is a qualified subsidiary of Motorola, Inc. (“Motorola”) on February 1, 2005, the date of the commencement of the first Offering Period and the length of that period shall be determined as follows: If the date on which the Company no longer is a qualified subsidiary of Motorola (“Distribution Date”) occurs after February 1, 2005 but before April 30, 2005, the first Offering Period will commence on the Distribution Date and will end on July 31, 2005. If the Distribution Date occurs on May 1, 2005 or later, the first Offering Period will begin August 1, 2005 and end January 31, 2006. “Trading day” shall mean a day on which the New York Stock Exchange is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) prior to the commencement of any offering. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase date (the “Share Purchase Date”) on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares

(a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

(b) which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

9. Purchase of Shares.

(a) Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall have the right to purchase as many Shares, including fractional shares, as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the payroll date coinciding with or immediately preceding the last Wednesday of the month (or such other date as the Committee shall determine) in which occurs the applicable Share Purchase Date (the “Cutoff Date”). Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

(b) The “Purchase Price” for Shares purchased under the Plan shall be not less than the lesser of an amount equal to 85% of the closing price of shares of Common Stock (i) on the first trading day of the Offering Period or (ii) on the Share Purchase Date. For these purposes, the closing price shall be the closing price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

(c) On each Share Purchase Date, the amount credited to each participating employee’s Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many Shares, including fractional shares, as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee’s Payroll Deduction Account as of the relevant Share Purchase Date in excess of the amount that may properly be applied to the purchase of Shares as a result of the application of the limitations set forth in paragraphs 5 and 8 hereof or as designated by the Committee shall be refunded without interest to the employee as soon as practicable.

(d) In the event the number of Shares to be purchased for all participants on a Share Purchase Date exceeds the number of Shares remaining available for sale under the Plan, the number of remaining Shares shall be allocated to the participating employees, pro rata, in relation to each employee’s Payroll Deduction Account balance. Any amount remaining in an employee’s Payroll Deduction Account, after such pro rata allocation of available Shares, shall be refunded without interest to the employee as soon as practicable.

10. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (“Plan Share Account”) in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee’s name jointly with any other person of legal age, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with any other person of legal age, without right of survivorship.

11. Rights as Stockholder. An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date. Shares will be allocated to participating employee brokerage accounts as soon as practicable after the end of each Offering Period.

12. Certificates. Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee’s written request. The Company may make a reasonable charge for the issuance of such certificates.

13. Termination of Employment. If a participating employee’s employment is terminated for any reason, including death, or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee’s Payroll Deduction Account shall be refunded, without interest, as soon as practicable, except as otherwise provided by the Committee. Notwithstanding the foregoing, if a participating employee’s employment terminates within the last three months of an Offering Period as a result of the sale, lease, outsourcing arrangement or any other type of asset or stock transfer or the transfer of any portion of a facility or of a discreet organizational unit of the Company or a subsidiary designated under the Plan, payroll deductions on behalf of the participating employee shall be discontinued but any amounts then credited to the participating employee’s Payroll Deduction Account will be used to purchase Shares on the next applicable Share Purchase Date. Subject to the discretion of the Committee, if an employee is granted a paid leave of absence (within the meaning of Treasury Regulation § 1.421-7(h)(2)), payroll deductions on behalf of the employee shall continue if the employee remains on the Company payroll and any amounts credited to the employee’s Payroll Deduction Account may be used to purchase Shares as provided under the Plan. If an employee is granted an unpaid leave of absence or is granted a paid leave of absence but is not paid through the Company payroll, payroll deductions on behalf of the employee shall be discontinued, but any amounts then credited to the employee’s Payroll Deduction Account may be used to purchase Shares on the next applicable Share Purchase Date.

14. Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee’s lifetime only by the employee.

15. Employment Rights. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary.

16. Application of Funds. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

17. Amendments and Termination. The Board of Directors or the Committee may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation § 240.16b-3, Section 423 of the Internal Revenue Code and the rules of the New York Stock Exchange. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

18. Applicable Laws. This Plan, and all rights granted hereunder, are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

19. Other Provisions. In the event purchase rights under this Plan are granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules and to meet the objectives and purpose of the Plan and the Committee may, in its discretion, establish one or more sub-plans to reflect such amended or varied provisions.

20. Expenses. Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its subsidiaries.

21. Stockholder Approval. The Plan was adopted by the Board of Directors on June 18, 2004 and approved by the Company’s sole stockholder, Motorola, on June 18, 2004.

6